UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

12333 West Olympic Boulevard		90064-1021
Los Angeles, California		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 7.01 Regulation FD Disclosure.
A presentation to investors related to the pending acquisition of Rockwell Scientific Company LLC by Teledyne Technologies Incorporated (“Teledyne”), which will be posted to Investor Information page of Teledyne’s website under the heading “Investor Presentations,” is attached as Exhibit 99.1.
Item 8.01 Other Events.
On July 31, 2006, Teledyne Instruments, Inc. (“Teledyne Instruments”), a wholly-owned subsidiary of Teledyne, entered into an agreement to acquire a majority (51%) interest in Ocean Design, Inc. (“ODI”) for approximately $30 million. The press release announcing the transaction is attached as Exhibit 99.2. As part of the transaction, stockholders of ODI that enter into a stockholders’ agreement prior to the closing of the transaction will have the right to sell their shares to Teledyne Instruments and, after the quarter ended June 30, 2009, Teledyne Instruments will have the right to purchase any remaining shares held by those stockholders, as more fully described in the attached press release.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Investor Presentation related to pending acquisition of Rockwell Scientific Company LLC.

Exhibit 99.2	Press Release announcing pending acquisition of majority interest in Ocean Design, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Dale A. Schnittjer

Dale A. Schnittjer
Senior Vice President and Chief Financial Officer
Dated August 2, 2006

EXHIBIT INDEX
Description

Exhibit 99.1	Investor Presentation related to pending acquisition of Rockwell Scientific Company LLC.

Exhibit 99.2	Press Release announcing pending acquisition of majority interest in Ocean Design, Inc.